UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2011

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2011, the Aragon Group (“Aragon”), Summersport Enterprises, LLC (“Summersport” and together with Aragon, the “Sellers”) and Dania Entertainment Center, LLC (the “Buyer” and together with the Sellers, the “Parties”) entered into an Asset Purchase Agreement (the “Agreement”) for the sale of certain assets and liabilities of the Dania Jai-Alai Business (as defined below). Aragon and Summersport are indirect wholly-owned subsidiaries of Boyd Gaming Corporation (the “Company”).

Pursuant to the terms of the Agreement, the Sellers agreed to sell and transfer, and the Buyer agreed to purchase and assume, certain assets and liabilities (“Assets and Liabilities”) related to the Dania Jai Alai pari-mutuel facility that is owned by the Sellers and located in Dania Beach, Broward County, Florida at which jai alai and related gaming operations are conducted, including poker and inter-track wagering (the “Dania Jai-Alai Business”), for a purchase price of $80,000,000 (the “Purchase Price”), subject to adjustment based on the amount of cash held by the Business as of the Closing (as defined below), including a non-refundable (except under certain limited circumstances) deposit of $5,000,000. The Parties also agreed to indemnify each other against losses incurred or sustained due to actions arising out of the Agreement and the transactions contemplated thereby; however, the Sellers’ liability (and that of their respective affiliates) under the Agreement and the transaction documents is limited to a maximum amount.

The closing of the transactions contemplated by the Agreement (the “Closing”) is subject to certain conditions, including without limitation, (i) the receipt of all consents, approvals or authorizations required to permit the Sellers to transfer to the Buyer, and the Buyer to acquire from the Sellers, certain jai alai permits required to operate jai alai at the Dania facility; (ii) the absence of injunctions, judgments or other legal impediments seeking to prohibit the Closing; (iii) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (v) other customary closing conditions. In addition to other termination rights and events set forth in the Agreement, the Buyer has the right to terminate the Agreement at any time prior to the Closing Date based upon Buyer’s due diligence of the Assets and Liabilities. The Closing must occur by September 26, 2011 (the “Outside Date”); provided that the Buyer may extend the Outside Date under certain limited circumstances until November 28, 2011 with payment of $2,000,000 to the Sellers, $1,000,000 of which shall be applied to the Purchase Price. The Company currently anticipates that the Closing will occur in the third quarter of 2011.

On May 2, 2011, the Company issued a press release announcing the execution of the Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2011, Boyd Gaming Corporation (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2011 and other financial information. A copy of the press release is furnished hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 2, 2011.

99.2	Press Release, dated May 3, 2011.

*                *                 *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) statements regarding the transactions contemplated by the Agreement and the Company’s expectations regarding the timing of the Closing. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the transactions contemplated by the Agreement will not close on the expected terms, or at all; litigation, antitrust matters or the satisfaction or waiver of any of the closing conditions that could delay or prevent the Closing; and changes to the financial conditions of the Parties or the economic conditions in the areas in which they operate. Additional factors are discussed in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	Boyd Gaming Corporation

/s/ Josh Hirsberg
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 2, 2011.

99.2	Press Release, dated May 3, 2011.